Exhibit 99.1

FOR IMMEDIATE RELEASE
October 30, 2013

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
REPORTS $0.25 NET INCOME PER SHARE AND
$22.37 NET BOOK VALUE PER SHARE

Bethesda, MD - October 30, 2013 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported net income for the quarter ended September 30, 2013 of $13.7 million, or $0.25 per share, and net book value of $22.37 per share.

THIRD QUARTER 2013 FINANCIAL HIGHLIGHTS

•	$0.25 per share of net income

◦	Includes all unrealized gains and losses on investment and hedging portfolios, due to fair value option election and no hedge accounting

•	$0.58 per share of net spread and dollar roll income/loss

◦
Includes $(0.13) per share of estimated net carry loss (also known as "dollar roll income/loss") associated with the Company's net short position in agency mortgage backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Includes approximately $(0.01) per common share of "catch-up" premium amortization expense due to change in projected constant prepayment rate ("CPR") estimates

•	$0.85 per share of estimated taxable income

◦	Undistributed estimated taxable income of $0.60 per share as of September 30, 2013, up $0.17 per share from $0.43 per share as of June 30, 2013

•	$0.70 per share dividend declared on September 19, 2013

•	$22.37 per share net book value as of September 30, 2013

◦	Decreased $(0.26) per share, or (1.1)%, from $22.63 per share as of June 30, 2013

•	2.0% economic return on equity for the quarter, or 7.8% annualized

◦	Comprised of a $0.70 per share dividend, partially offset by a $(0.26) per share decrease in net book value

ADDITIONAL THIRD QUARTER 2013 HIGHLIGHTS

•	$7.7 billion investment portfolio as of September 30, 2013

◦	$8.4 billion agency securities

◦	$(1.6) billion net short TBA mortgage position

American Capital Mortgage Investment Corp.
October 30, 2013

◦	$0.9 billion non-agency securities

•	5.7x "at risk" leverage as of September 30, 2013

◦	7.0x excluding net short TBA mortgage position as of September 30, 2013

•	6.3x average "at risk" leverage for the quarter

◦	6.8x excluding average net short TBA mortgage position for the quarter

•	6.7% agency securities actual CPR for the quarter

◦	5.7% agency securities actual CPR for the month of September 2013

◦	7.3% projected life CPR for agency securities as of September 30, 2013

◦	Excludes net TBA mortgage position

•	1.77% annualized net interest rate spread as of September 30, 2013

◦	Decrease from 1.94% annualized net interest rate spread as of June 30, 2013

◦	Excludes net TBA mortgage position

•	1.63% annualized net interest rate spread and dollar roll income/loss for the quarter

◦	Includes (0.19)% of estimated dollar roll loss

◦	Includes (0.03)% of “catch-up” premium amortization expense due to change in projected CPR estimates

•	3.2 million shares of common stock repurchased during the quarter

◦	Represents 5.7% of shares outstanding as of June 30, 2013

◦	$19.58 average net cost per share

"Despite facing considerable volatility in the mortgage market during the third quarter, we were able to generate solid economic returns for our shareholders," stated Gary Kain, MTGE’s President and Chief Investment Officer. "The non-agency market can be characterized by light supply and continued improvement in prices. On the agency side, consistent with our market outlook, we further repositioned the portfolio away from 30-year MBS and into more 15-year securities and ARMs. We are confident that our commitment to active portfolio management, our growing capabilities across the mortgage investment spectrum and our continued prioritization of risk management over short term metrics should help us to generate attractive returns for our shareholders over the long term."

Commenting on the quarter, John Erickson, Executive Vice President and Chief Financial Officer, added, "During the third quarter we continued to execute on the stock repurchase plan that was put in place a year ago. During the quarter, we repurchased 3.2 million shares at an average net cost of $19.58 per share, which represents 5.7% of shares outstanding as of the prior quarter end. In addition, despite the challenging macroeconomic backdrop, MTGE has generated an economic return of over 20% since the beginning of QE3 and a life-to-date economic return of over 46%."

NET BOOK VALUE

As of September 30, 2013, the Company's net book value per share was $22.37, or $(0.26) per share lower than the net book value per share of $22.63 as of June 30, 2013.

INVESTMENT PORTFOLIO

As of September 30, 2013, the Company's $7.7 billion investment portfolio included $8.4 billion of agency securities, $(1.6) billion of net short TBA mortgage positions, and non-agency securities of $0.9 billion.

The Company accounts for dollar roll positions as derivative instruments and recognizes dollar

American Capital Mortgage Investment Corp.
October 30, 2013

roll income/loss in other gains (losses), net on the Company's financial statements. As of September 30, 2013, the Company's net short TBA mortgage portfolio had a notional fair value of $(1,609.9) million and cost basis of $(1,556.9) million, respectively, with a net carrying value of $(53.0) million reported in derivative assets/(liabilities) on the Company's balance sheet.

As of September 30, 2013, the Company's agency investment portfolio was comprised of $6,339.3 million of fixed-rate investments, inclusive of the net short TBA position and $448.7 million of adjustable-rate securities.

As of September 30, 2013, the Company's fixed-rate mortgage investments were comprised of $3,015.4 million ≤15 year securities, $153.0 million 20 year fixed-rate securities, $4,780.7 million 30 year fixed-rate securities, $(457.7) million 15 year net short TBA and $(1,152.2) million 30 year net short TBA, at fair value. As of September 30, 2013, ≤15 year fixed rate investments, inclusive of the net short TBA position, represented 38% of the Company's agency investment portfolio, an increase from 29% as of June 30, 2013, and 30 year fixed rate investments, inclusive of the net short TBA position, represented 53% of the Company's agency investment portfolio, a decrease from 69% as of June 30, 2013.

As of September 30, 2013, the Company's fixed-rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.49%, comprised of a weighted average coupon of 3.21% for ≤15 year fixed rate securities, 3.29% for 20 year fixed-rate securities and 3.70% for 30 year fixed-rate securities.

As of September 30, 2013, 94% of the Company's fixed-rate agency securities, inclusive of net short TBA mortgage positions, were comprised of securities backed by lower loan balance mortgages and loans originated under the U.S. Government sponsored Home Affordable Refinance Program ("HARP"), which typically have a lower risk of prepayment in a low or declining interest rate environment relative to generic agency securities. The Company defines lower loan balance securities as pools backed by original loan balances of up to $150,000 and HARP securities as pools backed by 100% refinance loans with original loan-to-values of at least 80%. As of September 30, 2013, the weighted average "pay-up" measured across the Company's fixed-rate TBA deliverable mortgage asset portfolio was approximately 0.14% over the corresponding generic TBA price.

As of September 30, 2013, the Company's $927.9 million non-agency portfolio was comprised of 54% Alt-A, 19% prime, 11% option ARM and 16% subprime securities.

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the third quarter of 2013 was 6.7%, compared to 7.4% during the second quarter of 2013. The CPR published in October 2013 for the Company's agency portfolio held as of September 30, 2013 was 5.7%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of September 30, 2013 was 7.3%, compared to 6.3% as of June 30, 2013.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $12.8 million, or $0.24 per share. The change in the Company's weighted

American Capital Mortgage Investment Corp.
October 30, 2013

average projected CPR estimate resulted in recognition of approximately $(0.8) million, or $(0.01) per common share, of "catch-up" premium amortization expense during the quarter.

The weighted average cost basis of the Company's agency securities was 104.5% and the unamortized agency net premium was $371.8 million as of September 30, 2013. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

NON-AGENCY DISCOUNT ACCRETION

The weighted average cost basis of the Company's non-agency portfolio was 58.2% of par as of September 30, 2013. Discount accretion on the non-agency portfolio for the quarter was $10.5 million, or $0.19 per share. The total net discount remaining was $615.4 million as of September 30, 2013, with $255.5 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

The Company's average asset yield on its investment portfolio for the third quarter was 3.04%, compared to 3.17% for the second quarter. Excluding the impact of "catch-up" premium amortization benefit recognized due to changes in projected CPR estimates, the annualized weighted average yield on the Company's investment portfolio was 3.07% for the third quarter, compared to 3.02% for the second quarter. The Company's average asset yield as of September 30, 2013 was 3.00%, a 10 bps decrease from 3.10% as of June 30, 2013.

The Company's average cost of funds (derived from the cost of repurchase agreements and interest rate swaps) increased 13 bps to 1.21% for the third quarter, from 1.08% for the second quarter. The Company's average cost of funds increased 7 bps to 1.23% as of September 30, 2013 from 1.16% as of June 30, 2013. The increase in the Company's average cost of funds was due to higher average swap costs associated with longer duration swaps commencing during the quarter.

The Company's average net interest rate spread, inclusive of estimated dollar roll income/loss, for the third quarter was 1.63%, a decrease of 67 bps from 2.30% for the second quarter. Excluding estimated dollar roll loss, the Company's average net interest rate spread for the third quarter was 1.82%, compared to 2.09% for the second quarter. Excluding estimated dollar roll income, the Company's average net interest rate spread was 1.77% as of September 30, 2013, compared to 1.94% as of June 30, 2013.

LEVERAGE AND HEDGING ACTIVITIES

As of September 30, 2013, $8.4 billion of the Company's repurchase agreements were used to fund acquisitions of agency and non-agency securities, while the remaining $0.9 billion were used to fund purchases of U.S. Treasury securities and not included in the Company's measurements of leverage. Including net short TBAs outstanding with a cost basis of $(1.6) billion, the Company's "at risk" leverage ratio was 5.7x as of September 30, 2013. Average at risk leverage during the quarter was 6.3x including the impact of $(0.7) billion of net short TBAs at cost.

The $8.4 billion borrowed under agency and non-agency repurchase agreements as of September 30, 2013 had remaining maturities consisting of:

•	$2,820.0 million of one month or less;

American Capital Mortgage Investment Corp.
October 30, 2013

•	$2,324.4 million between one and two months;

•	$1,686.8 million between two and three months;

•	$1,083.3 million between three and six months;

•	$35.1 million between six and nine months;

•	$153.0 million between nine and twelve months; and

•	$250.0 million greater than twelve months.

As of September 30, 2013, the Company's agency and non-agency repurchase agreements had an average 90 days remaining to maturity, a decrease from 93 days as of June 30, 2013.

As of September 30, 2013, the Company had repurchase agreements with 30 financial institutions and less than 9% of the Company's equity was at risk with any one counterparty, with the top five counterparties representing less than 27% of the Company's equity at risk.

The Company's interest rate swap positions as of September 30, 2013 totaled $4.4 billion in notional amount, at a weighted average fixed pay rate of 1.62%, a weighted average receive rate of 0.26% and a weighted average maturity of 6.2 years. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company also utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of September 30, 2013, the Company held payer swaption contracts with a total notional amount of $2.2 billion and a weighted average expiration of 1.2 years. These swaptions have an underlying weighted average interest rate swap term of 7.5 years, with a weighted average pay rate of 2.99%.
As a partial offset to its interest rate swaps and swaptions, the Company held a $0.7 billion net long position in U.S. Treasury securities and futures.
As of September 30, 2013, 88% of the Company's combined repurchase agreement and net short TBA balance was hedged through interest rate swaps and interest rate swaptions, less net long positions in U.S. Treasury securities and futures.

OTHER GAINS (LOSSES), NET

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).

During the third quarter, the Company recorded $(39.2) million in other gains (losses), net, or $(0.72) per share. Other gains (losses), net, for the quarter are comprised of:

•	$(71.2) million of net realized loss on agency securities;

•	$5.9 million of net realized gain on non-agency securities;

•	$80.9 million of net unrealized gain on agency securities;

•	$(0.4) million of net unrealized loss on non-agency securities;

•	$(14.4) million in realized loss on periodic settlements of interest rate swaps;

•	$65.3 million of net realized gain on other derivatives and securities; and

•	$(105.1) million of net unrealized loss on other derivatives and securities.

American Capital Mortgage Investment Corp.
October 30, 2013

Realized and unrealized net gains on other derivatives and securities during the third quarter include $(14.1) million related to interest rate swaps and swaptions, $13.3 million related to U.S. treasury securities and futures, $(6.8) million of dollar roll loss and $(32.2) million of net losses on TBA mortgage positions.

ESTIMATED TAXABLE INCOME

Taxable income for the quarter is estimated at $0.85 per share, or $0.60 higher than GAAP net income per share.

The primary differences between taxable and GAAP net income are (i) unrealized gains and losses associated with investment and derivative portfolios marked-to-market in current income for GAAP purposes but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses.

The Company's estimated taxable income for the third quarter excludes $(1.16) per share of estimated net capital losses, which are not deductible from the Company's ordinary taxable income, as well as $0.98 per share of gains on terminated swaps and $0.26 per share of gains on terminated or expired swaptions, which for income tax purposes are deferred and amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

STOCK REPURCHASE PROGRAM

In September 2013, the Company's Board of Directors authorized the repurchase of an additional $150 million of the Company's outstanding shares of common stock through December 31, 2014. During the three months ended September 30, 2013, the Company made open market purchases of 3.2 million shares of its common stock at an average net purchase price of $19.58 per share, or $62.1 million. As of September 30, 2013, the Company has $169.2 million available for repurchase out of the total $300 million authorized.

THIRD QUARTER 2013 DIVIDEND DECLARATION
On September 19, 2013, the Board of Directors of the Company declared a third quarter dividend of $0.70 per share, payable on October 28, 2013, to common stockholders of record as of September 30, 2013. Since the August 2011 initial public offering, the Company has declared and paid a total of $251.6 million in dividends, or $7.00 per share.

As of September 30, 2013, the Company had approximately $31.7 million of estimated undistributed taxable income ("UTI"), or $0.60 per share, net of dividends declared. UTI excludes the Company's non-deductible net capital losses and net deferred gains from terminated or expired swaptions. As of September 30, 2013, the Company had estimated cumulative non-deductible net capital losses of $(63.1) million, or $(1.19) per share, which may be carried forward and applied against future net capital gains for up to five years, and the Company had estimated net deferred gains from terminated swaps of $33.7 million, or $0.64 per share and net deferred gains from terminated or expired swaptions of $14.2 million, or $0.27 per share, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

STRATEGIC INITIATIVE

American Capital Mortgage Investment Corp.
October 30, 2013

During the third quarter, a wholly-owned subsidiary of MTGE signed definitive documentation to acquire Residential Credit Solutions, Inc. (“RCS”), a fully-licensed servicer of mortgage loans based in Fort Worth, Texas.  RCS has an experienced management team with a fully-developed infrastructure and has obtained approvals from the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae) to hold and manage mortgage servicing rights (MSRs).  Subject to the satisfaction of the closing conditions set forth in the definitive documentation including regulatory approval, MTGE anticipates consummating the transaction in the fourth quarter of 2013.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Mortgage Investment Corp.
October 30, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
Assets:
Agency securities, at fair value	$8,397,883	$7,777,532	$6,535,598	$6,367,042	$6,337,238
Non-agency securities, at fair value	927,914	930,647	727,351	681,403	552,787
Treasury securities, at fair value	855,815	1,002,784	—	—	—
Cash and cash equivalents	204,129	316,975	311,252	157,314	156,269
Restricted cash	36,725	45,869	32,158	28,493	15,756
Interest receivable	26,924	23,815	19,209	18,265	17,792
Derivative assets, at fair value	154,510	237,514	52,149	23,043	15,030
Receivable for securities sold	201,968	162,571	121,816	—	106,606
Receivable under reverse repurchase agreements	—	1,216,596	1,563,334	418,888	344,075
Other assets	3,997	194	480	1,692	746
Total assets	$10,809,865	$11,714,497	$9,363,347	$7,696,140	$7,546,299
Liabilities:
Repurchase agreements	$9,248,346	$7,978,748	$6,137,343	$6,245,791	$6,117,783
Payable for agency and non-agency securities purchased	186,621	542,865	96,200	—	50,663
Payable for U.S. Treasury securities purchased	—	498,867	—
Derivative liabilities, at fair value	99,480	90,703	77,997	63,726	76,437
Dividend payable	37,031	44,857	53,075	32,368	32,636
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	—	1,181,829	1,558,429	421,077	347,367
Accounts payable and other accrued liabilities	55,050	107,903	10,476	7,616	7,073
Total liabilities	9,626,528	10,445,772	7,933,520	6,770,578	6,631,959
Stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, 0 shares issued and outstanding, respectively	—	—	—	—	—
Common stock, $0.01 par value; 300,000 shares authorized, 52,902, 56,071, 58,972, 35,964 and 36,262 issued and outstanding, respectively	529	561	590	360	363
Additional paid-in capital	1,231,797	1,293,824	1,355,687	772,008	778,804
Retained earnings (deficit)	(48,989)	(25,660)	73,550	153,194	135,173
Total stockholders' equity	1,183,337	1,268,725	1,429,827	925,562	914,340
Total liabilities and stockholders' equity	$10,809,865	$11,714,497	$9,363,347	$7,696,140	$7,546,299

Net book value per common share	$22.37	$22.63	$24.25	$25.74	$25.21

American Capital Mortgage Investment Corp.
October 30, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Interest income:
Agency securities	$54,587	$51,053	$40,183	$39,144	$37,311
Non-agency securities	15,847	12,731	11,293	10,511	6,949
Other	77	143	91	113	95
Interest expense	(10,949)	(9,113)	(8,036)	(8,288)	(7,329)
Net interest income	59,562	54,814	43,531	41,480	37,026

Other gains (losses), net:
Realized gain (loss) on agency securities, net	(71,179)	(20,979)	8,674	26,977	23,566
Realized gain on non-agency securities, net	5,884	8,307	1,419	828	952
Realized loss on periodic settlements of interest rate swaps, net	(14,449)	(10,045)	(7,734)	(6,747)	(6,855)
Realized gain (loss) on other derivatives and securities, net	65,258	23,865	(2,448)	(791)	(29,132)
Unrealized gain (loss) on agency securities, net	80,894	(292,864)	(78,840)	(41,538)	95,477
Unrealized gain (loss) on non-agency securities, net	(424)	(23,751)	30,478	29,804	33,118
Unrealized gain (loss) on other derivatives and securities, net	(105,138)	213,307	(15,251)	5,631	(3,118)
Total other gains (losses), net	(39,154)	(102,160)	(63,702)	14,164	114,008

Expenses:
Management fees	4,725	5,079	4,444	3,005	2,945
General and administrative expenses	1,781	1,928	1,777	1,509	1,415
Total expenses	6,506	7,007	6,221	4,514	4,360

Income (loss) before excise tax	13,902	(54,353)	(26,392)	51,130	146,674
Excise tax	200	—	177	741	432
Net income (loss)	$13,702	$(54,353)	$(26,569)	$50,389	$146,242

Net income (loss) per common share - basic and diluted	$0.25	$(0.94)	$(0.56)	$1.40	$4.03

Weighted average number of common shares outstanding - basic and diluted	54,515	57,982	47,469	36,105	36,262

Dividends declared per common share	$0.70	$0.80	$0.90	$0.90	$0.90

American Capital Mortgage Investment Corp.
October 30, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Interest income:
Agency securities	$54,587	$51,053	$40,183	$39,144	$37,311
Non-agency securities and other	15,924	12,874	11,384	10,624	7,044
Interest expense	(10,949)	(9,113)	(8,036)	(8,288)	(7,329)
Net interest income	59,562	54,814	43,531	41,480	37,026
Realized loss on periodic settlements of interest rate swaps, net	(14,449)	(10,045)	(7,734)	(6,747)	(6,855)
Adjusted net interest income	45,113	44,769	35,797	34,733	30,171
Operating expenses	(6,506)	(7,007)	(6,221)	(4,514)	(4,360)
Net spread income	38,607	37,762	29,576	30,219	25,811
Dollar roll income (loss)	(6,827)	23,214	8,033	—	—
Net spread and dollar roll income	$31,780	$60,976	$37,609	$30,219	$25,811

Weighted average number of common shares outstanding - basic and diluted	54,515	57,982	47,469	36,105	36,262

Net spread income per common share - basic and diluted	$0.71	$0.65	$0.62	$0.84	$0.71
Net spread and dollar roll income per common share – basic and diluted	$0.58	$1.05	$0.79	$0.84	$0.71

American Capital Mortgage Investment Corp.
October 30, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Net income (loss)	$13,702	$(54,353)	$(26,569)	$50,389	$146,242
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	(80,894)	292,864	78,840	41,538	(95,477)
Non-agency securities	424	23,751	(30,478)	(29,804)	(33,118)
Derivatives and other securities	105,138	(213,307)	15,251	(5,631)	3,118
Premium amortization, net	44	(5,730)	1,864	297	4,104
Capital losses in excess of capital gains (2)	63,131	—	—	—	—
Other realized (gains) losses, net (2)	(55,220)	953	(1,360)	(2,404)	22,846
Excise tax and other	164	(36)	206	750	373
Total book to tax difference	32,787	98,495	64,323	4,746	(98,154)
Estimated taxable income	$46,489	$44,142	$37,754	$55,135	$48,088

Weighted average number of common shares outstanding - basic and diluted	54,515	57,982	47,469	36,105	36,262

Net estimated taxable income per common share – basic and diluted	$0.85	$0.76	$0.80	$1.53	$1.33

American Capital Mortgage Investment Corp.
October 30, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS*(1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Ending agency securities, at fair value	$8,397,883	$7,777,532	$6,535,598	$6,367,042	$6,337,238
Ending agency securities, at cost	$8,551,421	$8,011,964	$6,477,165	$6,229,770	$6,158,427
Ending agency securities, at par	$8,179,581	$7,597,458	$6,117,534	$5,904,666	$5,856,319
Average agency securities, at cost	$8,424,136	$7,288,238	$6,012,033	$5,841,326	$6,011,801
Average agency securities, at par	$8,060,321	$6,869,169	$5,692,708	$5,542,727	$5,726,255

Ending non-agency securities, at fair value	$927,914	$930,647	$727,351	$681,403	$552,787
Ending non-agency securities, at cost	$856,915	$859,224	$632,178	$616,707	$517,896
Ending non-agency securities, at par	$1,472,299	$1,500,219	$1,050,021	$1,045,891	$879,042
Average non-agency securities, at cost	$857,048	$751,723	$618,957	$605,956	$399,704
Average non-agency securities, at par	$1,484,249	$1,292,633	$1,040,534	$1,026,030	$664,628

Net TBA - as of period end, at fair value	$(1,609,891)	$90,795	$4,490,697	NM	NM
Net TBA - as of period end, at cost	$(1,556,881)	$147,236	$4,489,753	NM	NM
Average dollar roll position, at cost	$(689,331)	$3,378,283	$746,793	NM	NM

Average total assets, at fair value	$10,619,499	$10,265,857	$8,222,549	$7,334,654	$7,527,346
Average agency and non-agency repurchase agreements	$8,298,648	$7,083,080	$5,832,005	$5,894,642	$5,834,747
Average stockholders' equity	$1,212,720	$1,379,448	$1,180,931	$915,085	$851,093

Average coupon	3.05%	3.20%	3.17%	3.23%	3.32%
Average asset yield	3.04%	3.17%	3.11%	3.08%	2.76%
Average cost of funds (3)	1.21%	1.08%	1.10%	1.01%	0.96%
Average net interest rate spread	1.82%	2.09%	2.01%	2.07%	1.80%
Average net interest rate spread, including estimated dollar roll income (4)	1.63%	2.30%	2.27%	NM	NM
Average actual CPR for agency securities held during the period	6.7%	7.4%	6.3%	6.5%	6.7%
Average projected life CPR for agency securities as of period end	7.3%	6.3%	8.3%	9.3%	12.7%

Leverage - average during the period (5)	6.8x	5.1x	4.9x	6.4x	6.9x
Leverage - average during the period, including average dollar roll position	6.3x	7.6x	5.6x	NM	NM
Leverage - as of period end (6)	7.0x	6.3x	4.3x	6.7x	6.6x
Leverage - as of period end, including net TBA position	5.7x	6.4x	7.4x	NM	NM

American Capital Mortgage Investment Corp.
October 30, 2013

Expenses % of average total assets	0.2%	0.3%	0.3%	0.2%	0.2%
Expenses % of average stockholders' equity	2.1%	2.0%	2.1%	2.0%	2.0%
Net book value per common share as of period end	$22.37	$22.63	$24.25	$25.74	$25.21
Dividends declared per common share	$0.70	$0.80	$0.90	$0.90	$0.90
Net return on average stockholders' equity	4.5%	(15.8)%	(9.1)%	21.8%	68.2%
————————

*	Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

NM	Not meaningful. Prior to the first quarter of 2013, the Company's net TBA position consisted of short TBAs used for hedging purposes.

(1)	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

(2)
Capital losses in excess of capital gains represents calendar year 2013 year to date capital losses in excess of capital gains. The Company's estimated taxable income for the third quarter excludes $(1.16) per share of estimated net capital losses, which are not deductible from the Company's ordinary taxable income but may be carried forward for up to five years and applied against future net capital gains, as well as $0.98 per share of gains on terminated swaps and $0.26 per share of gains on terminated or expired swaptions, which for income tax purposes are deferred and amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

(3)	Weighted average cost of funds includes periodic settlements of interest rate swaps.

(4)
Estimated dollar roll income is net of short TBAs used for hedging purposes. Dollar roll income excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

(5)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency repurchase agreements for the period by the Company's average month-ended stockholders' equity for the period. Leverage excludes U.S. Treasury repurchase agreements.

(6)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency repurchase agreements and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on October 31, 2013 at 11:00 am ET. The call can be accessed through a live webcast, free of charge, at www.MTGE.com or by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.
A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q3 2013 Earnings Presentation link to download and print the presentation in advance of the shareholder call.
An archived audio of the shareholder call combined with the slide presentation will be made available on the MTGE website after the call on October 31, 2013. In addition, there will be a phone recording available from 1:00 pm ET October 31, 2013 until 9:00 am ET November 15, 2013. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10035763.
For further information or questions, please contact our Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

American Capital Mortgage Investment Corp.
October 30, 2013

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager (Nasdaq: ACAS). American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $21 billion, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $119 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $10 billion of net book value and American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1 billion of net book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, net spread and dollar roll income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.

GAAP interest expense does not include interest related to periodic settlements associated with undesignated interest rate swaps. Periodic interest settlements associated with undesignated interest rate swaps are reported in realized gain (loss) on periodic settlements of interest rate swaps on our consolidated statement of operations. As we believe that these items are beneficial to the understanding of our investment performance, we provide a non-GAAP measure called adjusted net interest income, which includes the impact of net periodic settlements of interest rates swaps. Additionally, we present net spread income as a measure of our operating performance. Net spread income is comprised of adjusted net interest income, less total operating expenses. Net spread income excludes all unrealized gains or losses due to changes in fair value, realized gains or losses on sales of securities, realized losses associated with derivative instruments and income taxes.

American Capital Mortgage Investment Corp.
October 30, 2013

Net spread and dollar roll income includes the impact of estimated net carry income or loss (also known as “dollar roll income/loss”) associated with net purchases or sales of agency mortgage backed securities on a forward-settlement basis through the TBA market.

Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) temporary differences for unrealized gains and losses on derivative instruments and investment securities recognized in current income for GAAP but excluded from estimated taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums and discounts paid on investments, and (iii) timing differences in the recognition of certain realized gains and losses. Furthermore, taxable income can include certain estimated information and is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.

The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status.

The Company also believes that providing investors with our net spread income, estimated taxable income and certain financial metrics derived from such non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are incomplete measures of the Company's financial performance and involve differences from net income computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, our presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.